Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of June 30, 2007 and

For the Six Months Ended June 30, 2007 and 2006

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	June 30, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$11,345	364	356	12,065
Interest-bearing bank balances	1,968	—	1,617	3,585
Federal funds sold and securities purchased under resale agreements	3,974	—	7,537	11,511

Total cash and cash equivalents	17,287	364	9,510	27,161
Trading account assets	37,505	—	16,099	53,604
Securities	98,067	4	8,113	106,184
Loans, net of unearned income	297,534	108,672	22,914	429,120
Allowance for loan losses	(3,089)	(241)	(60)	(3,390)

Loans, net	294,445	108,431	22,854	425,730
Loans held for sale	17,406	—	327	17,733
Premises and equipment	4,000	511	1,569	6,080
Due from customers on acceptances	831	—	—	831
Goodwill	21,333	15,090	2,343	38,766
Other intangible assets	2,250	46	(828)	1,468
Other assets	30,989	2,318	9,058	42,365

Total assets	$524,113	126,764	69,045	719,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	64,251	332	(2,471)	62,112
Interest-bearing deposits	289,216	72,911	(10,574)	351,553

Total deposits	353,467	73,243	(13,045)	413,665
Short-term borrowings	29,494	1,549	21,672	52,715
Bank acceptances outstanding	840	—	—	840
Trading account liabilities	15,371	—	4,808	20,179
Other liabilities	12,155	642	5,282	18,079
Long-term debt	57,971	26,521	57,555	142,047

Total liabilities	469,298	101,955	76,272	647,525

Minority interest in net assets of consolidated subsidiaries	1,807	—	1,324	3,131

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—	—
Common stock	455	—	5,888	6,343
Paid-in capital	37,357	16,757	(2,263)	51,851
Retained earnings	17,309	8,052	(11,026)	14,335
Accumulated other comprehensive income, net	(2,113)	—	(1,150)	(3,263)

Total stockholders’ equity	53,008	24,809	(8,551)	69,266

Total liabilities and stockholders’ equity	$524,113	126,764	69,045	719,922

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Six Months Ended June 30, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$10,837	4,563	(59)	15,341
Interest and dividends on securities	2,788	59	105	2,952
Trading account interest	613	—	326	939
Other interest income	271	42	964	1,277

Total interest income	14,509	4,664	1,336	20,509

INTEREST EXPENSE
Interest on deposits	4,935	1,623	(277)	6,281
Interest on borrowings	2,589	1,050	1,708	5,347

Total interest expense	7,524	2,673	1,431	11,628

Net interest income	6,985	1,991	(95)	8,881
Provision for credit losses	362	(31)	25	356

Net interest income after provision for credit losses	6,623	2,022	(120)	8,525

FEE AND OTHER INCOME
Service charges and fees	1,390	54	757	2,201
Commissions	323	—	985	1,308
Fiduciary and asset management fees	394	—	1,507	1,901
Principal investing	7	—	339	346
Other income	3,186	9	(976)	2,219

Total fee and other income	5,300	63	2,612	7,975

NONINTEREST EXPENSE
Salaries and employee benefits	3,219	446	2,429	6,094
Occupancy and equipment	928	67	264	1,259
Other intangible amortization	116	100	5	221
Sundry expense	3,108	48	(1,286)	1,870

Total noninterest expense	7,371	661	1,412	9,444

Minority interest in income of consolidated subsidiaries	—	—	275	275

Income before income taxes	4,552	1,424	805	6,781
Income taxes	1,359	513	266	2,138

Net income	$3,193	911	539	4,643

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Six Months Ended June 30, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$9,285	(141)	9,144
Interest and dividends on securities	3,095	155	3,250
Trading account interest	476	236	712
Other interest income	212	793	1,005

Total interest income	13,068	1,043	14,111

INTEREST EXPENSE
Interest on deposits	4,016	(202)	3,814
Interest on borrowings	2,006	1,160	3,166

Total interest expense	6,022	958	6,980

Net interest income	7,046	85	7,131
Provision for credit losses	155	(35)	120

Net interest income after provision for credit losses	6,891	120	7,011

FEE AND OTHER INCOME
Service charges and fees	1,343	730	2,073
Commissions	327	884	1,211
Fiduciary and asset management fees	295	1,274	1,569
Principal investing	—	292	292
Other income	2,578	(623)	1,955

Total fee and other income	4,543	2,557	7,100

NONINTEREST EXPENSE
Salaries and employee benefits	3,050	2,299	5,349
Occupancy and equipment	915	230	1,145
Other intangible amortization	173	17	190
Sundry expense	2,744	(928)	1,816

Total noninterest expense	6,882	1,618	8,500

Minority interest in income of consolidated subsidiaries	—	185	185

Income before income taxes	4,552	874	5,426
Income taxes	1,487	326	1,813

Net income	$3,065	548	3,613

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Six Months Ended June 30, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2006	$455	—	5,892	6,347
Purchases of common stock	—	—	(60)	(60)
Common stock issued for
Stock options and restricted stock	—	—	56	56
Acquisitions	—	—	—	—

Balance, June 30, 2007	455	—	5,888	6,343

PAID-IN CAPITAL
Balance, December 31, 2006	37,356	16,750	(2,360)	51,746
Purchases of common stock	—	—	(500)	(500)
Common stock issued for
Stock options and restricted stock	—	—	720	720
Acquisitions	—	—	—	—
Changes incident to business combinations	1	(6)	5	—
Deferred compensation, net	—	—	(115)	(115)

Balance, June 30, 2007	37,357	16,744	(2,250)	51,851

RETAINED EARNINGS
Balance, December 31, 2006	16,453	7,996	(10,726)	13,723
Cumulative effect of an accounting change, net of income taxes	(1,337)	—	(110)	(1,447)
Purchases of common stock	—	—	(447)	(447)
Net income	3,193	911	539	4,643
Acquisitions	—	—	—	—
Cash dividends	(1,000)	—	(1,137)	(2,137)
Noncash dividends	—	(842)	842	—

Balance, June 30, 2007	17,309	8,065	(11,039)	14,335

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2006	(990)	—	(1,110)	(2,100)
Minimum pension liability	—	—	31	31
Net unrealized losses on debt and equity securities and on derivative financial instruments	(1,123)	—	(71)	(1,194)

Balance, June 30, 2007	(2,113)	—	(1,150)	(3,263)

Total stockholders’ equity, June 30, 2007	$53,008	24,809	(8,551)	69,266

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Six Months Ended June 30, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2005	$455	4,734	5,189
Purchases of common stock	—	(216)	(216)
Common stock issued for
Stock options and restricted stock	—	62	62
Acquisitions	—	263	263

Balance, June 30, 2006	455	4,843	5,298

PAID-IN CAPITAL
Balance, December 31, 2005	34,604	(3,432)	31,172
Purchases of common stock	—	(1,367)	(1,367)
Common stock issued for
Stock options and restricted stock	—	602	602
Acquisitions	2,737	965	3,702
Deferred compensation, net	—	(23)	(23)

Balance, June 30, 2006	37,341	(3,255)	34,086

RETAINED EARNINGS
Balance, December 31, 2005	12,974	(1,001)	11,973
Cumulative effect of an accounting change, net of income taxes	41	—	41
Purchases of common stock	—	(1,987)	(1,987)
Net income	3,065	548	3,613
Acquisitions	832	(832)	—
Cash dividends	(1,000)	(637)	(1,637)

Balance, June 30, 2006	15,912	(3,909)	12,003

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2005	(659)	(114)	(773)
Net unrealized losses on debt and equity securities and on derivative financial instruments	(1,693)	(49)	(1,742)

Balance, June 30, 2006	(2,352)	(163)	(2,515)

Total Stockholders’ Equity, June 30, 2006	$51,356	(2,484)	48,872

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Six Months Ended June 30, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$3,193	911	539	4,643
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	(34)	—	—	(34)
Provision for credit losses	362	(31)	25	356
(Gain) loss on securitization transactions	(77)	—	19	(58)
Gain on sale of mortgage servicing rights	(3)	—	—	(3)
Securities transactions	(48)	—	(28)	(76)
Depreciation and other amortization	463	114	384	961
Trading account assets, net	(3,721)	—	(4,354)	(8,075)
(Gain) loss on sales of premises and equipment	(11)	7	—	(4)
Contribution to qualified pension plan	(270)	—	—	(270)
Excess income tax benefits from share-based payment arrangements	—	—	(61)	(61)
Loans held for sale, net	(5,086)	—	(330)	(5,416)
Deferred interest on certain loans	—	(722)	—	(722)
Other assets, net	(2,009)	195	669	(1,145)
Trading account liabilities, net	1,221	—	730	1,951
Other liabilities, net	(717)	(493)	(183)	(1,393)

Net cash used by operating activities	(6,737)	(19)	(2,590)	(9,346)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	3,585	129	138	3,852
Maturities of securities	9,596	—	286	9,882
Purchases of securities	(11,065)	—	(803)	(11,868)
Origination of loans, net	(8,438)	17,400	(18,332)	(9,370)
Sales of premises and equipment	86	11	34	131
Purchases of premises and equipment	(424)	(60)	(14)	(498)
Goodwill and other intangible assets	(196)	15	(260)	(441)
Purchase of bank-owned separate account life insurance, net	(499)	—	—	(499)

Net cash provided (used) by investing activities	(7,355)	17,495	(18,951)	(8,811)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	233	3,639	2,335	6,207
Securities sold under repurchase agreements and other short-term borrowings, net	3,419	(850)	989	3,558
Issuances of long-term debt	10,547	2,750	10,180	23,477
Payments of long-term debt	(6,424)	(24,606)	11,006	(20,024)
Issuances of common stock, net	—	—	267	267
Purchases of common stock	—	—	(1,007)	(1,007)
Changes incident to business combinations	1	(6)	5	—
Excess income tax benefits from share-based payment arrangements	—	—	61	61
Cash dividends paid	(1,000)	—	(1,137)	(2,137)

Net cash provided (used) by financing activities	6,776	(19,073)	22,699	10,402

Increase (decrease) in cash and cash equivalents	(7,316)	(1,597)	1,158	(7,755)
Cash and cash equivalents, beginning of year	24,603	1,961	8,352	34,916

Cash and cash equivalents, end of period	$17,287	364	9,510	27,161

NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	$1,119	—	—	1,119
Transfer to loans from loans held for sale	251	—	—	251
Cumulative effect of an accounting change, net of income taxes	$(1,337)	—	(110)	(1,447)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Six Months Ended June 30, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$3,065	548	3,613
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	2	(1)	1
Provision for credit losses	155	(35)	120
Gain on securitization transactions	(56)	(56)	(112)
Gain on sale of mortgage servicing rights	(12)	—	(12)
Securities transactions	29	(6)	23
Depreciation and other amortization	500	334	834
Trading account assets, net	(2,449)	(1,399)	(3,848)
Loss on sales of premises and equipment	11	1	12
Loans held for sale, net	(1,852)	173	(1,679)
Other assets, net	1,990	(1,959)	31
Trading account liabilities, net	548	263	811
Other liabilities, net	(265)	1,817	1,552

Net cash provided (used) by operating activities	1,666	(320)	1,346

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	14,713	431	15,144
Maturities of securities	8,597	575	9,172
Purchases of securities	(26,447)	(1,070)	(27,517)
Origination of loans, net	(12,869)	362	(12,507)
Sales of premises and equipment	69	44	113
Purchases of premises and equipment	(527)	(331)	(858)
Goodwill and other intangible assets	(1,988)	1,889	(99)
Purchase of bank-owned separate account life insurance, net	(339)	—	(339)
Cash equivalents acquired, net of purchases of banking organizations	1,146	(149)	997

Net cash provided (used) by investing activities	(17,645)	1,751	(15,894)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	2,043	(1,564)	479
Securities sold under repurchase agreements and other short-term borrowings, net	1,229	(395)	834
Issuances of long-term debt	13,677	4,297	17,974
Payments of long-term debt	(4,075)	(1,216)	(5,291)
Issuances of common stock, net	—	362	362
Purchases of common stock	—	(3,570)	(3,570)
Cash dividends paid	(1,000)	(637)	(1,637)

Net cash provided (used) by financing activities	11,874	(2,723)	9,151

Decrease in cash and cash equivalents	(4,105)	(1,292)	(5,397)
Cash and cash equivalents, beginning of year	23,067	14,558	37,625

Cash and cash equivalents, end of period	$18,962	13,266	32,228

NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	$2,422	—	2,422
Transfer to securities from loans held for sale resulting from securitizations	52	—	52
Transfer to loans from loans held for sale	308	—	308
Cumulative effect of an accounting change, net of income taxes	41	—	41
Issuance of common stock for purchase accounting acquisitions	$3,569	396	3,965